FOR IMMEDIATE RELEASE
February 23, 2006

FOR FURTHER INFORMATION CONTACT:
Kevin M. McCloskey
Senior Vice President and Chief Operating Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

             SYNERGY FINANCIAL GROUP, INC. ANNOUNCES STOCK PURCHASES

CRANFORD, NEW JERSEY, FEBRUARY 23, 2006 - John S. Fiore, President and Chief Executive Officer of Synergy Financial Group, Inc. (the "Company") (NASDAQ:
SYNF), announced today that the Company intends to purchase up to five percent of its common stock outstanding (approximately 572,294 shares) in open market transactions. This repurchase program incorporates the 174,628 shares that remain available for repurchase under the Company's August 2005 repurchase program. Such purchases will be made from time to time in the open market, based on stock availability, price and the Company's financial performance. It is anticipated that purchases will be made during the next twelve months, although no assurance can be given as to when they will be made or to the total number of shares that will be purchased.

ABOUT SYNERGY FINANCIAL GROUP, INC.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 20 branch offices located in Middlesex, Monmouth, Morris, and Union counties New Jersey.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may," are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.

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